Exhibit 10.5

ACORDA THERAPEUTICS, INC.

2006 EMPLOYEE INCENTIVE PLAN

As Amended as of January 13, 2006

SECTION 1.  PURPOSE

The purpose of the Acorda Therapeutics, Inc. 2006 Employee Incentive Plan (the “Plan”) is to provide an additional incentive to directors, key employees, independent contractors, agents and consultants of Acorda Therapeutics, Inc. (the “Company”) and its subsidiaries, to aid in attracting and retaining directors, employees, independent contractors, agents and consultants of outstanding ability, and to align their interests with those of shareholders.

This Plan shall serve as the successor to the Company’s 1999 Employee Stock Option Plan, as amended (the “Prior Plan”), and no further option grants or stock issuances shall be made under the Prior Plan after the Effective Date, as determined under Section 14 of this Plan.  The adoption of this Plan as of the Effective Date  shall not affect the terms of any option or restricted stock award under the Prior Plan that was outstanding prior to the Effective Date and all such options and restricted stock awards shall continue to be governed by the terms of the Prior Plan.

SECTION 2.  DEFINITIONS

Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section 2.

(a)           “Award” means any Stock Option, Stock Appreciation Right or Restricted Stock.

(b)           “Board” shall mean the Board of Directors of the Company.

(c)           “Cause” means (i) willful misconduct; (ii) willful or gross neglect; (iii) failure to materially perform one’s job duties; (iv) insubordination; (v) willful failure to materially comply with the Company’s policies and practices; (vi) acts of moral turpitude, theft or dishonesty; (vii) a felony conviction, or (viii) acts that are (or could be expected to be) damaging or detrimental to the Company.  Notwithstanding the foregoing, if a Grantee or Participant is a party to an employment or similar agreement with the Company (or any parent corporation or Subsidiary) and such agreement contains a definition of “Cause” or similar term, such definition shall constitute the definition of “Cause” under the Plan.

(d)           “Code” shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder, as it or they may be amended from time to time.

(e)           “Committee” shall mean the full Board, Compensation Committee of the Board or such other committee as may be designated by the Board. If and when the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Act”), to the extent necessary to comply with Rule 16b-3 under the Act with respect to Option grants to officers and directors, each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 and, to the extent necessary to exclude Options granted under the Plan from the calculation of the income tax deduction limit under Section 162(m) of  the Internal Revenue Code of 1986, as amended (the “Code”), each member of the Committee shall be an “outside director” within the meaning of Code Section 162(m). A majority of the Committee shall constitute a quorum, and acts of the majority of members present at any meeting at which a quorum is present shall be deemed the acts of the Committee.  The Committee may also act by instrument signed by all members of the Committee.

(f)            “Date of Exercise” shall mean the earlier of the date on which written notice of exercise, together with payment in full, is received at the office of the Secretary of the Company or the date on which such notice and payment are mailed to the Secretary of the Company at its principal office by certified or registered mail.

(g)           “Director”  shall mean a member of the Board of Directors.

(h)           “Disability” or “Disabled” shall mean incapacity of a Grantee or Participant as a result of demonstrable illness (including mental illness), injury, or disease that prevents the Grantee or Participant from engaging in any occupation or performing any work for remuneration or profit for which the Grantee or Participant is reasonably qualified (or may reasonably become qualified) by reason of education, work, or experience.  However, the term “Disability” shall not include any illness, injury, or disease that resulted from or consists of incapacity resulting from illegal drug use; was contracted, suffered, or incurred while the Grantee or Participant was engaged in criminal conduct; or was intentionally self-inflicted total and permanent disability as defined in Section 22(e)(3) of the Code.

(i)            “Employee” shall mean any employee or any officer of the Company or any of its Subsidiaries, or any other person and excluding any director of the Company who is not otherwise an employee of the Company.  For the purposes of any provision of this Plan relating to Incentive Stock Options, the term “Employee” shall be limited to mean any employee (as that term is defined under Code Section 3401(c)) or officer of the Company or any of its Subsidiaries, but not any person who is merely an independent contractor, agent or consultant of the Company or any of its subsidiaries.

(j)            “Executive Officer” means an individual who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or a “covered employee” under Section 162(m) of the Code.

(k)           “Fair Market Value” of the Stock means, for all purposes of the Plan unless otherwise provided (i) the mean between the high and low sales prices of the Stock as reported on the NASDAQ Stock Market or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause (i) or listed as described in clause (iii), the mean between the high bid and low asked quotations for the Stock as reported by a the National Quotation Bureau Incorporated or such other source as the Committee shall determine, or (iii) if the Stock is listed or admitted for trading on any national securities exchange, the mean between the high and low sales price, or the closing bid price if no sale occurred, of the Stock on the principal securities exchange on which the Stock is listed, or (iv) if so approved by the Committee for Awards with a Granting Date taking effective as of the date on which the Company’s stock is first publicly traded, the price at which the Company’s stock opened for trading on that date.  In the event that the method for determining the Fair Market Value of the Stock provided for above shall either be not applicable or not be practical, in the opinion of the Committee, then the Fair Market Value shall be determined by such other reasonable method as the Committee, in its discretion, shall select and apply.

(l)            “Good Reason” shall mean the Participant’s title, position or job responsibilities have been materially reduced or the Participant has been assigned duties that are materially inconsistent with his or her duties prior to the Reorganization Event or which materially impair his or her ability to perform his or her duties as required prior to the Reorganization Event. Notwithstanding the foregoing, if a Grantee or Participant is a party to an employment or similar agreement with the Company (or any parent corporation or Subsidiary) and such agreement contains a definition of “Good Reason” or similar term, such definition shall constitute the definition of “Good Reason” under the Plan.

(m)          “Grantee” shall mean a Participant granted a Stock Option.

(n)           “Granting Date” shall mean the date on which the Committee authorizes the issuance of a Stock Option for a specified number of shares of Stock to a specified Participant.

(o)           “Incentive Stock Option” shall mean a Stock Option granted under the Plan which is properly qualified under the provisions of Section 422 of the Code.

(p)           “Nonstatutory Stock Option” shall mean a Stock Option granted within the Plan which is not an Incentive Stock Option or otherwise qualified under similar tax provisions.

(q)           “Participant” shall mean a person selected by the Committee or its delegee to receive an Award under the Plan.

(r)            “Performance Objective” means a performance objective or goal that must be achieved before an Award, or a feature of an Award, becomes nonforfeitable.

(s)           “Progressive Stock Options” shall mean either Incentive Stock Options or Nonstatutory Stock Options granted pursuant to Section 5(i) of this Plan.

(t)            “Reorganization Event” means: (i) any merger or consolidation of the Company with or into another entity as a result of which all of the capital stock of the Company is converted into or exchanged for the right to receive cash, securities or other property; or, if there is any other merger or consolidation, after such merger or consolidation shareholders of the Company immediately prior to such event hold less than 50% of the voting stock of the surviving entity; (ii) any exchange of all of the capital stock of the Company for cash, securities or other property pursuant to a share exchange transaction; (iii) a sale or transfer of all or substantially all of the assets of the Company in one or a series of transactions or there is a complete liquidation or dissolution of the Company, or (iv) any individual or entity or group acting in concert and affiliates thereof, acquires, directly or indirectly, more than 50% of the outstanding shares of voting stock of the Company; provided that this subsection (iv) shall not apply to an underwritten public offering of the Company’s securities or to a private transaction resulting in new investors owning more than 50% of the Company’s stock if those investors purchased that stock at a lower valuation of the Company than in the preceding round of financing.

(u)           “Restricted Period” shall mean the period of time selected by the Committee during which shares subject to a Restricted Stock Award may be repurchased by or forfeited to the Company.

(v)           “Restricted Stock” shall mean shares of Common Stock awarded to a Participant under Section 15.

(w)          “Retired” or “Retirement” shall mean a Grantee’s or Participant’s voluntary termination of employment with the Company after having attained (i) age 65 or (ii) age 55 with ten or more years of service with the Company.

(x)            “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or any rule in replacement thereof.

(y)           “Stock” shall mean the Common Stock, par value $0.001 per share, of the Company.

(z)            “Stock Appreciation Right” shall mean a right granted pursuant to the Plan to receive Stock, cash, or a combination thereof, upon the surrender of the right to purchase all or part of the shares of Stock covered by a Stock Option.

(aa)         “Stock Option” shall mean an Incentive Stock Option or Nonstatutory Stock Option granted pursuant to the Plan to purchase shares of Stock.

(bb)         “Subsidiary” shall mean any subsidiary corporation as defined in Section 424(f) of the Code.

SECTION 3.  SHARES OF STOCK SUBJECT TO THE PLAN

(a)           Subject to increase under Section 3(b) of the Plan and adjustment under Section 10 of the Plan, the number of shares of Stock reserved for issuance pursuant to Awards made under the Plan shall be a number of shares equal to 3,000,000 shares of Stock.  All numbers referring to shares of Stock set forth in this Plan reflect a 1-for-1.3 reverse stock split of the Stock of the Company effected on January 11, 2006.

(b)           The total number of shares of Stock available for issuance under this Plan, including shares of Stock subject to then outstanding Awards, shall automatically increase on January 1 of each year during the term of this Plan, beginning 2007, by a number of shares of Stock equal to 4% of the outstanding shares of Stock on that date, unless otherwise determined by the Board. Shares delivered under the Plan may be authorized and unissued shares or issued shares held by the Company in its treasury.  The total number of shares of Stock available for issuance under this Plan shall also be increased by the number of shares of Stock, if any, subject to outstanding awards as of the Effective Date under the Prior Plan, but only if and to the extent that such shares are surrendered before exercise, lapse, are terminated without being exercised or are forfeited for any reason after the Effective Date.  If any Awards under this Plan expire or terminate without having been exercised, the shares of Stock covered by such Award shall become available again for the grant of Awards hereunder. Similarly, if any Awards are surrendered for cash pursuant to the provisions of Section 7, the shares of Stock covered by such Awards shall also become available again for the grant of Awards hereunder. Shares of Stock covered by Awards surrendered for Stock pursuant to Section 7, however, shall not become available again for the grant of Awards hereunder.

(c)           Notwithstanding anything to the contrary set forth in the Prior Plan, the total number of shares of Stock available for issuance under the Prior Plan shall not be increased, automatically or otherwise, on or after January 1, 2006 by the 4% increase set forth in Amendment No. 2 to the Prior Plan and, to the extent necessary to effect such limitation, this Section 3(c) shall constitute an amendment to the Prior Plan.

(d)           In any year, no individual Grantee or Participant shall be granted Options or SARs with respect to more than five million (5,000,000) shares.

SECTION 4.  ADMINISTRATION OF THE PLAN

(a)           The Plan shall be administered by the Committee.  Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of Award grants, and to make all other determinations necessary or advisable for the administration of the Plan.  Neither the Committee nor any Director or Executive Officer shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan or any Award Agreement.

(b)           It is intended that the Plan and any transaction hereunder meet all of the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission, as such rule is currently in effect or as hereafter modified or amended, and all other applicable laws.  If any provision of the Plan or any transaction would disqualify the Plan or such transaction under, or would not comply with, Rule 16b-3 or other applicable laws, such provision or transaction shall be construed or deemed amended to conform to Rule 16b-3 or such other applicable laws or otherwise shall be deemed to be null and void, in each case to the extent permitted by law and deemed advisable by the Committee.

(c)           To the extent permitted by Applicable Law, the Board may delegate to one or more Executive Officers of the Company the power to grant Awards to Participants and to exercise such other powers under the Plan as the Board may determine, provided that the Committee shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards) and the maximum number of Shares subject to Awards that the Executive Officers may grant; provided, however, that no Executive Officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

(d)           Any controversy or claim arising out of or related to this Plan shall be determined unilaterally by and at the sole discretion of the Committee.

SECTION 5.  GRANTING OF STOCK OPTIONS

(a)           Directors, Employees, independent contractors, agents and consultants to the Company shall be eligible to receive Stock Options under the Plan.  Only Employees shall be eligible to receive Incentive Stock Options under the Plan.

(b)           The exercise price of each share of Stock subject to an Incentive Stock Option shall be at least 100% of the Fair Market Value of a share of the Stock on the Granting Date.

(c)           The exercise price of each share of Stock subject to a Nonstatutory Stock Option shall be 100% of the Fair Market Value of a share of the Stock on the Granting Date, or such other price either greater than or less than the Fair Market Value (but in no event less than the par value of the Stock) as the Committee shall determine, following consideration of potential tax implications, appropriate to the purposes of the Plan and to the Company’s total compensation program.

(d)           The Committee shall determine and designate from time to time those persons who are to be granted Stock Options and whether the particular Stock Options are to be Incentive Stock Options or Nonstatutory Stock Options, and shall also specify the number of shares covered by and the option price per share of each Stock Option.  Each Stock Option granted under the Plan shall be clearly identified as to its status as a Nonstatutory Stock Option or an Incentive Stock Option.

(e)           The aggregate Fair Market Value (determined at the time the Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the individual’s employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

(f)            A Stock Option shall be exercisable during such period or periods and in such installments as shall be fixed by the Committee at the time the Stock Option is granted or in any amendment thereto; but each Stock Option shall expire not later than ten years from the Granting Date.

(g)           The Committee shall have the authority to grant both transferable Stock Options and nontransferable Stock Options, and to amend outstanding nontransferable Stock Options to provide for transferability.  Each nontransferable Stock Option intended to qualify under Rule 16b-3 or otherwise shall provide by its terms that it is not transferable otherwise than by will or the laws of descent and distribution or, except in the case of Incentive Stock Options, incident to a divorce (to the extent permitted by the applicable regulations governing Incentive Stock Options), and is exercisable, during the Grantee’s lifetime, only by the Grantee.  Each transferable Stock Option may provide for such limitations on transferability and exercisability as the Committee may designate at the time a Stock Option is granted or is otherwise amended to provide for transferability (e.g., by limiting transferability to family members).

(h)           Stock Options may be granted to a Grantee who has previously received Stock Options or other options whether such prior Stock Options or other options are still outstanding, have previously been exercised or surrendered in whole or in part, or are canceled in connection with the issuance of new Stock Options.

(i)            Without in any way limiting the authority of the Committee to make grants of Stock Options under the Plan, and in order to induce persons to retain ownership of Stock, the Committee shall have the authority (but not the obligation) to include within any agreement reflecting a Stock Option a provision entitling the Grantee of such a Stock Option to a further Stock Option (a “Progressive Stock Option”) in the event the Grantee exercises such Stock Option evidenced by such agreement, in whole or in part, by surrendering other shares of Stock in accordance with this Plan and the terms and conditions of such agreement.  Any such Progressive Stock Option shall be for a number of shares of Stock equal to the number of surrendered shares, shall become exercisable no sooner than six months after the Granting Date of the Stock Option or such longer period as the Committee may establish, shall have an exercise price per share equal to one hundred percent (100%) of the Fair Market Value of a share of Stock on the Granting Date of the Progressive Stock Option, and shall be subject to such other terms and conditions as the Committee may determine.

(j)            Notwithstanding the foregoing, the option price of an Incentive Stock Option in the case of a Grantee who owns more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, will not be less than one-hundred-ten percent (110%) of the Fair Market Value of the Stock at the Granting date and in the case of such a Grantee, the Incentive Stock Option may be exercised no more than five years after the Granting Date.

SECTION 6.  EXERCISE OF STOCK OPTIONS

(a)           Each option shall be exercisable as provided in the applicable option agreement.

(b)           The Grantee shall pay the exercise price in full on the Date of Exercise of a Stock Option in cash, by check, or by delivery of full shares of Stock of the Company, duly endorsed for transfer to the Company with signature guaranteed,  by any combination thereof or by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by rules and regulations of the Federal Reserve Board.  Stock will be accepted at its Fair Market Value on the Date of Exercise.

(c)           With respect to non-Employee Participants, the Board shall determine and specify in the applicable option agreement the consequences, if any, of the termination of the Participant’s relationship with the Company.

(d)           The exercise of options by Grantees is subject to the provisions of Section 9.

(e)           If approved by the Committee, and except to the extent that the Option is an Option to purchase Restricted Stock, consideration may be paid by the Participant’s (i) irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to a broker (acceptable to the Company) for the Participant’s account, and (ii) an irrevocable instructions letter to such broker to sell Shares sufficient to pay the exercise price and upon such sale to deliver the exercise price to the Company, provided that, at the time of such exercise, this form of exercise would not subject the Participant to liability under Section 16(b) of the Exchange Act or would be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act or any other exemption from such liability.  The Company shall deliver an acknowledgement to the broker upon receipt of instructions to deliver the Shares, and the Company shall deliver the Shares to such broker upon the settlement date.  Upon receipt of the Shares from the Company, the broker shall deliver to the Company cash sale proceeds sufficient to cover the exercise price.  Shares acquired by a cashless exercise shall be deemed to have a Fair Market Value on the Option exercise date equal to the gross sales price at which the broker sold the Shares to pay the exercise price.

SECTION 7.  STOCK APPRECIATION RIGHTS

(a)           The Committee may grant to any Participant Stock Appreciation Rights in connection with any Stock Option.

(b)           Stock Appreciation Rights shall be exercisable at such times and to the extent that the related Stock Option shall be exercisable and only to the extent the Stock Appreciation Right has a positive value, unless the Committee specifies a more restrictive period.

(c)           Upon the exercise of a Stock Appreciation Right, the Grantee shall surrender the related Stock Option or a portion thereof and shall be entitled to receive payment of an amount determined by multiplying the number of shares as to which the Stock Option rights are surrendered by the difference obtained by subtracting the exercise price per share of the related Stock Option from the Fair Market Value of a share of Stock on the Date of Exercise of the Stock Appreciation Right.

(d)           Payment of the amount determined under Section 7(c) shall be made in Stock, in cash, or partly in cash and partly in Stock as the Committee shall determine in its sole discretion.

(e)           Except as provided in Section 10(b), the exercise of a Stock Appreciation Right for cash may be made only during the period beginning on the third business day following the release of quarterly or annual financial data and ending on the twelfth business day following such date.

SECTION 8.  PERFORMANCE OBJECTIVES

(a)           The Committee may make any Awards under this Plan contingent upon Performance Objectives.  Any Performance Objective shall relate to the Participant’s performance for the Company or to the Company’s business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved.  The Performance Objectives with respect to any Award may be one or more of the General Financial and/or Operational Objectives set forth on Schedule A of this Plan.

(b)           (i) All Awards Stock that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall comply with the provisions of Section 8(b)(i) - (v), in addition to those of Section 8(a).

(ii)           The list of possible Performance Objectives set forth in Schedule A and the other material terms of Awards of Restricted Stock that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall be subject to reapproval by the Company’s stockholders at the first stockholder meeting that occurs in           (1).  No Award of Restricted Stock that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be made after that meeting unless stockholders have reapproved the list of Performance Objectives and other material terms of such Awards, or unless the vesting of the Award is made contingent on stockholder approval of the Performance Objectives and other material terms of such Awards.

(iii)          The Committee shall, at the time it establishes the Performance Objectives, specify the period over which the Performance Objectives relate.  The establishment of the actual Performance Objectives and, if an Award of Restricted Stock is based on more than one Performance Objective, the relative weighting of such criteria, shall be at the sole discretion of the Committee; provided, however, that with respect to any Award, the Performance Objectives shall be set forth in writing no later than 90 days after commencement of the period to which the Performance Objective(s) relate(s) (or before 25% of such period has elapsed if the period to which the Performance Objectives relate is less than six months long) and at a time when achievement of the Performance Objectives is substantially uncertain.  Such writing shall also

(1)  The first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the IPO occurs.

include the period for measuring achievement of the Performance Objectives, which shall be no greater than five consecutive years, as established by the Committee.  Once established by the Committee, the Performance Objective(s) may not be changed to accelerate the settlement of an Award or to accelerate the lapse or removal of restrictions on Restricted Stock that otherwise would be due upon the attainment of the Performance Objective(s).

(iv)          Prior to settlement of any Award that is contingent on achievement of one or more Performance Objectives, the Committee shall certify in writing that the applicable Performance Objective(s) and any other material terms of the Award were in fact satisfied.  For purposes of this Section 8(d), approved minutes of the Committee shall be adequate written certification.

(v)           The Committee may reduce, but may not increase, the number of Shares deliverable or the amount payable under any Award after the applicable Performance Objectives are satisfied.

SECTION 9.  TERMINATION OF EMPLOYMENT

Except as otherwise provided by the Committee at the time the Stock Option is granted or any amendment thereto, if a Grantee ceases to be an Employee then:

(a)           except as provided in Sections 9(c) and (d) and subject to the provisions of Section 9(e), if termination of employment is voluntary or involuntary without Cause, the Grantee may exercise each Stock Option held by the Grantee within three months after such termination (but not after the expiration date of the Stock Option) to the extent of the number of shares subject to the Stock Option which are purchasable pursuant to its terms at the date of termination;

(b)           if termination is for Cause, all Stock Options held by the Grantee shall be canceled as of the date of termination;

(c)           subject to the provisions of Section 9(d), if termination is (i) by reason of Retirement, or (ii) by reason of Disability, each Stock Option held by the Grantee may be exercised by the Grantee at any time (but not after the expiration date of the Stock Option and within one year of termination in the case of Incentive Stock Options) to the extent of the number of shares subject to the Stock Option which were purchasable pursuant to its terms at the date of termination;

(d)           if termination is by reason of the death of the Grantee, or if the Grantee dies after Retirement or Disability as referred to in Section 9(c), each Stock Option held by the Grantee may be exercised by the Grantee’s estate, or by any person who acquires the right to exercise the Stock Option by reason of the Grantee’s death, at any time within a period of three years after death (but not after the expiration date of the Stock Option) to the extent of the total number of shares subject to the Stock Option which were purchasable pursuant to its terms at the date of termination; or

(e)           if the Grantee should die within three months after voluntary termination of employment or involuntary termination without Cause, as contemplated in Section 9(a), each Stock Option held by the Grantee may be exercised by the Grantee’s estate, or by any person who acquires the right to exercise by reason of the Grantee’s death, at any time within a period of one year after death (but not after the expiration date of the Stock Option) to the extent of the number of shares subject to the Stock Option which were purchasable pursuant to its terms at the date of termination.

SECTION 10.  ADJUSTMENTS

In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or capitalization affecting the Stock, there shall be an appropriate adjustment made by the Committee in the number and kind of shares that may be granted in the aggregate and to Grantees under the Plan, the number and kind of shares subject to each outstanding Stock Option and Stock Appreciation Right and the option prices.

SECTION 11.  TENDER OFFER; CHANGE IN CONTROL

(a)           Upon the occurrence of a Reorganization Event, subject to subsection (b) below, each outstanding Award (excluding grants of Restricted Stock as to which the Participant has elected at the time of grant not to have acceleration upon a Reorganization Event) shall, upon consummation of such Reorganization Event, either be assumed or an equivalent exercisable or unrestricted award substituted by the successor corporation or a parent corporation or Subsidiary of the successor corporation.  If any such Award is assumed in accordance with this subsection (a) and, within eighteen (18) months after the Reorganization Event, the Participant is involuntarily terminated from employment with the Company without Cause or leaves the Company With Good Reason, than such assumed Award shall become exercisable in full (or free from restrictions) as of the date of such termination or diminution.

(b)                   In the event that the successor corporation does not assume the Award or an equivalent Award is not substituted, then the Committee shall, upon written or electronic notice to each Participant, provide that one of the following will occur with respect to each outstanding Award: (i) some or all Awards will become exercisable in full (or free from restrictions) as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised or sold by the Participants prior to the consummation of the Reorganization Event; or (ii) all outstanding Awards will terminate upon consummation of such Reorganization Event and each Participant will receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the amount payable in the Reorganization Event with respect to a share of Stock multiplied by the number of shares of Stock subject to such outstanding Awards exceeds (y) the aggregate exercise price of such Awards, or (iii) if the Company’s stock is still publicly traded, the Awards shall remain in place unchanged.

(c)                   For the purposes of this Section 11, the Award shall be considered assumed if, following consummation of the Reorganization Event, the Award confers the right to purchase or receive, for each share of Stock subject to the Award immediately prior to the Reorganization

Event, the consideration (whether stock, cash, or other securities or property) received in the Reorganization Event by holders of Stock for each share of Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock immediately prior to consummation of the Reorganization Event).  If such consideration received in the Reorganization Event is not solely common stock of the successor corporation or a parent corporation or Subsidiary thereof, then the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award for each share of Stock subject to the Award to be solely common stock of the successor corporation or a parent corporation or Subsidiary thereof equal in fair market value to the per share consideration received by holders of Stock in the Reorganization Event, and in such case such Awards shall be considered assumed for the purposes of this Section 11.

(d)                   The Committee shall also have full power and authority, exercisable either at the time the Award is granted or at any time while the Award remains outstanding, to structure such Award so that the shares subject to that Award that automatically vest and become free of all restrictions on an accelerated basis as provided in Section 11(a) shall, upon a Qualifying Termination of Employment remain exercisable until the earlier of (i) the expiration of the Award term or (ii) the expiration of up to a one (1)-year period measured from the effective date of the termination of employment of the Employee, at the Committee’s discretion.  For this purpose, a Qualifying Termination of Employment shall mean an involuntary termination of the Employee’s employment by the successor corporation or a parent corporation or Subsidiary thereof, other than for Cause, within a designated period (not to exceed eighteen (18) months) following the effective date of any Reorganization Event.

SECTION 12.  GENERAL PROVISIONS

(a)           Each Award shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve.

(b)           The granting of an Award in any year shall not give the Participant any right to similar grants in future years or any right to be retained in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or such Subsidiary to terminate an Employee’s employment at any time.

(c)           The Company shall have the right to deduct from any payment or distribution under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary to satisfy all obligations for the payment of such taxes.  In case distributions are made in shares of Stock, the Company shall have the right to retain the value of sufficient shares of Stock to equal the amount of tax to be withheld for such distributions or require a recipient to pay the Company for any such taxes required to be withheld on such terms and conditions prescribed by the Committee.

(d)           No Grantee shall have any of the rights of a shareholder by reason of a Stock Option until it is exercised.

(e)           This Plan shall be construed and enforced in accordance with the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.

SECTION 13.  AMENDMENT AND TERMINATION

(a)           The Plan shall terminate on the date that is ten (10) years after the date described in Section 14 and no Award shall be granted hereunder after that date, provided that the Board may terminate the Plan at any time prior thereto.

(b)           The Board may amend the Plan at any time without notice, provided however, that the Board may not, without prior approval by the shareholders, (i) increase the maximum number of shares of Stock for which Awards may be granted (except as contemplated by the provisions of Sections 3 and 10), (ii) materially increase the benefits accruing to Participants under the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan.

(c)           No termination or amendment of the Plan may, without the consent of a Participant to whom an Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

SECTION 14.  EFFECTIVE DATE

The Plan shall become effective as of the date it is approved by the Company’s stockholders.

SECTION 15.  RESTRICTED STOCK

(a)           The Committee may grant Restricted Stock Awards entitling recipients to acquire shares of Stock, subject to the right of the Company to repurchase all or part of such shares at their purchase price or at another price specified in the Award (or to require forfeiture of such shares if purchased at no cost) from the recipient in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable Restricted Period or Restricted Periods established by the Committee for such Award.  Conditions for repurchase (or forfeiture) may be based on continuing employment or service or achievement of pre-established performance or other goals and objectives.

(b)           Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee during the applicable Restricted Period.  Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine.  Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee).  At the expiration of the Restricted Period, the Company (or such designee) shall deliver such certificates to the Participant or if the Participant has died, to the Participants’ designated beneficiary.

(c)           Restricted Stock shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

(d)           The Committee may at any time accelerate the expiration of the Restricted Period applicable to all, or any particular, outstanding shares of Restricted Stock.

(e)           A Restricted Stock Award is subject to adjustment on the same terms set forth under Section 10 of the Plan.

(f)            Grants of Restricted Stock shall accelerate upon a Reorganization Event unless the Participant elects at the time of grant that the grant not accelerate.